Exhibit 99.1

Applied Optoelectronics Announces Proposed Private Offering of $70,000,000 of Convertible Senior Notes due 2024

SUGAR LAND, Texas, February 27, 2019 — Applied Optoelectronics, Inc. (NASDAQ: AAOI) (“AOI”) announced today that it intends to offer to sell, subject to market and other conditions, up to $70,000,000 aggregate principal amount of Convertible Senior Notes due 2024 (the “Notes”) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  AOI also expects to grant the initial purchasers of the Notes a 30-day option to purchase up to an additional $7,000,000 aggregate principal amount of Notes.

Final terms for the offering of the Notes will be determined at the time of pricing. The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes will be convertible at the option of holders of the Notes at any time until the close of business on the scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Notes will receive shares of the Company’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then applicable conversion rate.   The Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by certain of our future domestic subsidiaries. AOI intends to use a portion of the net proceeds from the offering to fully repay its capital expenditure loan and real estate term loan with Branch Banking and Trust Company and to use the remainder for general corporate purposes.

There can be no assurance that the offering of the Notes will be completed.

The Notes will be sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The offer and sale of the Notes and the shares, if any, issuable upon their conversion have not been registered under the Securities Act, and the Notes and such shares may not be offered or sold without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws, or in transactions not subject to those registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Information

This press release contains forward-looking statements regarding AOI’s expectations concerning the offering of the Notes. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: risks and uncertainties related to the capital markets generally; whether AOI will be able to consummate the offering; the final terms of the offering; the anticipated use of net proceeds of the offering of the Notes which could change as a result of market conditions or for other reasons; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “target,” “seek,” “aim,” “believe,” “predicts,” “think,” “objectives,” “optimistic,” “new,” “goal,” “strategy,” “potential,” “is likely,” “will,” “expect,” “plan” “project,” “permit”

or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI’s products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China.